John Kinross-Kennedy, C.P.A.

17848 Skypark Circle

Irvine, CA  92614-6401

(949) 955-2522.  Fax (949) 724-3817

jkinross@zamucen.com

February 14, 2013

Securities and Exchange Commission

100 F Street NE

Washington, DC 20549

RE: Microelectronics Technology Company

We have read the statements that we understand Microelectronics Technology Company, will include under Item 5 of the Form 10-Q report it will file regarding the recent change of auditors. We agree with such statements made regarding our firm.

Very Truly Yours,

/s/John Kinross-Kennedy, CPA

John Kinross-Kennedy, CPA